BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS FIRST QUARTER 2025 RESULTS SALT LAKE CITY, UTAH—May 8, 2025—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported its financial results for the quarter ended March 31, 2025. Net (Loss) was $(37.6) million for the quarter ended March 31, 2025. On a basic and diluted basis, net (loss) attributable to Bridge per share of Class A common stock was a loss of $(0.37) for the quarter ended March 31, 2025. Fee Related Earnings to the Operating Company were $24.6 million for the quarter ended March 31, 2025. Distributable Earnings of Bridge Investment Group Holdings LLC (the “Operating Company”) were $17.0 million, or $0.09 per share after-tax, for the quarter ended March 31, 2025. No Quarterly Common Dividend The Company did not declare a quarterly dividend for the quarter ended March 31, 2025. In accordance with its merger agreement with Apollo Global Management Inc. (“Apollo”), the Company expects to declare and pay a final dividend to the stockholders of the Company in respect of any tax distributions made by the Company prior to the closing of the transactions with Apollo (as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on March 7, 2025). Additional Information The Company issued a full detailed presentation of its first quarter 2025 results, which can be viewed on the Investors section of our website at www.bridgeig.com. The presentation is titled “First Quarter 2025 Earnings Presentation.” Conference Call and Webcast Information In light of the pending merger transaction with Apollo, the Company will not be holding a first quarter 2025 earnings conference call and webcast. About Bridge Investment Group Bridge is a leading alternative investment manager, diversified across specialized asset classes, with approximately $49 billion of assets under management as of March 31, 2025. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. verticals across real estate, credit, renewable energy and secondaries strategies. Statement Regarding Forward-Looking Information This earnings release contains statements regarding Apollo, Bridge, the proposed transactions and other matters that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding any future dividends in respect of any tax distributions made by the Operating Company and the anticipated timing and likelihood of completion of the proposed merger transaction with Apollo. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “indicator,” “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “could,” “intends,” “targets,” Exhibit 99.1

“projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions, but not all forward- looking statements include such words. These forward- looking statements are subject to certain risks, uncertainties and assumptions, many of which are beyond the control of Apollo and the Company, that could cause actual results and performance to differ materially from those expressed in such forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to, those factors and risks described under the section entitled “Risk Factors” in Apollo’s and the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the Securities and Exchange Commission (the “SEC”). The forward-looking statements are subject to certain risks, uncertainties and assumptions, which include, but are not limited to, and in each case as a possible result of the proposed transaction on each of Apollo and the Company: the ultimate outcome of the proposed transaction between Apollo and the Company, including the possibility that the Company’s stockholders will not adopt the merger agreement in respect of the proposed transaction; the effect of the announcement of the proposed transaction; the ability to operate Apollo’s and the Company’s respective businesses, including business disruptions; difficulties in retaining and hiring key personnel and employees; the ability to maintain favorable business relationships with customers and other business partners; the terms and timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the proposed transaction; the anticipated or actual tax treatment of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction (including the adoption of the merger agreement in respect of the proposed transaction by the Company’s stockholders); other risks related to the completion of the proposed transaction and actions related thereto; the ability of Apollo and the Company to integrate the businesses successfully and to achieve anticipated synergies and value creation from the proposed transaction; global market, political and economic conditions, including in the markets in which Apollo and the Company operate; the ability to secure government regulatory approvals on the terms expected, at all or in a timely manner; the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates, and potential recessionary or depressionary conditions; cyber-attacks, information security and data privacy; the impact of public health crises, such as pandemics and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; litigation and regulatory proceedings, including any proceedings that may be instituted against Apollo or the Company related to the proposed transaction; and disruptions of Apollo’s or the Company’s information technology systems. These risks, as well as other risks related to the proposed transaction, are included in the Registration Statement (as defined below) and Joint Proxy Statement/Prospectus (as defined below) that was filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the Registration Statement and Joint Proxy Statement/Prospectus are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Other unknown or unpredictable factors also could have a material adverse effect on Apollo’s and the Company’s business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, neither Apollo nor the Company undertakes (and each of Apollo and the Company expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise. No Offer or Solicitation This earnings release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. Additional Information Regarding the Transaction and Where to Find It This earnings release is being made in respect of the proposed transaction between Apollo and the Company. In connection with the proposed transaction, Apollo filed with the SEC a registration statement on Form S-4 on April 11, 2025, which constitutes a prospectus of Apollo for the issuance of Apollo common stock (the “Registration Statement”) and which also includes a preliminary proxy statement of the Company for the Company stockholder meeting (together with any amendments or supplements thereto, and together with the Registration Statement, the “Joint Proxy Statement/Prospectus”). Each of Apollo and the Company may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Registration Statement or Joint Proxy Statement/Prospectus or any other document that Apollo or the Company may file with the SEC. The definitive Joint Proxy Statement/Prospectus (if and when available) will be mailed to stockholders of the Company. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors can obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus (if and when available) and other documents containing important information about Apollo, the Company and the proposed transaction through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with, or furnished to, the SEC by Apollo will be available free of charge by accessing the Investor Relations section of Apollo’s website at https://ir.apollo.com. Copies of the documents filed with, or furnished to, the SEC by the Company will be available free of charge by accessing the Investor Relations section of the Company’s website at https://www.bridgeig.com. The information included on, or accessible through, Apollo’s or the Company’s website is not incorporated by reference into this communication. Participants in the Solicitation Apollo, the Company, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of Apollo, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in its Proxy Statement on Schedule 14A, dated April 25, 2025 (the “Apollo Annual Meeting Proxy Statement”), which is filed with the SEC. Any changes in the holdings of Apollo’s securities by Apollo’s directors or executive officers from the amounts described in the Apollo Annual Meeting Proxy Statement have been or will be reflected in Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”) subsequently filed with the SEC and available at the SEC’s website at www.sec.gov. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in its most recent Annual Report on Form 10-K (the “Annual Report”), which is filed with the SEC. Any changes in the holdings of the Company’s securities by the Company’s directors or executive officers from the amounts described in the Annual Report have been or will be reflected on Forms 3, Forms 4 or Forms 5, subsequently filed with the SEC and available at the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement and the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when available before making any voting or investment decisions. Shareholder Relations: Bonni Rosen Salisbury Bridge Investment Group Holdings Inc. shareholderrelations@bridgeig.com Media: Charlotte Morse Bridge Investment Group Holdings Inc. (877) 866-4540 charlotte.morse@bridgeig.com

EARNINGS PRESENTATION May 8, 2025 1st QUARTER 2025 1

1 Disclaimer The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”), Bridge Investment Group Holdings LLC (the “Operating Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Statement Regarding Forward-Looking Information This presentation contains statements regarding Apollo Global Management, Inc. (“Apollo”), Bridge, the proposed transactions and other matters that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, as well as statements regarding any future dividends in respect of any tax distributions made by the Operating Company and the anticipated timing and likelihood of completion of the proposed merger transaction with Apollo. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “indicator,” “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions, but not all forward- looking statements include such words. These forward-looking statements are subject to certain risks, uncertainties and assumptions, many of which are beyond the control of Apollo and the Company, that could cause actual results and performance to differ materially from those expressed in such forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to, those factors and risks described under the section entitled “Risk Factors” in Apollo's and the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the Securities and Exchange Commission (the “SEC”). The forward-looking statements are subject to certain risks, uncertainties and assumptions, which include, but are not limited to, and in each case as a possible result of the proposed transaction on each of Apollo and the Company: the ultimate outcome of the proposed transaction between Apollo and the Company, including the possibility that the Company's stockholders will not adopt the merger agreement in respect of the proposed transaction; the effect of the announcement of the proposed transaction; the ability to operate Apollo's and the Company's respective businesses, including business disruptions; difficulties in retaining and hiring key personnel and employees; the ability to maintain favorable business relationships with customers and other business partners; the terms and timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the proposed transaction; the anticipated or actual tax treatment of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction (including the adoption of the merger agreement in respect of the proposed transaction by the Company's stockholders); other risks related to the completion of the proposed transaction and actions related thereto; the ability of Apollo and the Company to integrate the businesses successfully and to achieve anticipated synergies and value creation from the proposed transaction; global market, political and economic conditions, including in the markets in which Apollo and the Company operate; the ability to secure government regulatory approvals on the terms expected, at all or in a timely manner; the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates, and potential recessionary or depressionary conditions; cyber-attacks, information security and data privacy; the impact of public health crises, such as pandemics and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; litigation and regulatory proceedings, including any proceedings that may be instituted against Apollo or the Company related to the proposed transaction; and disruptions of Apollo's or the Company's information technology systems. These risks, as well as other risks related to the proposed transaction, are included in the Registration Statement (as defined below) and Joint Proxy Statement/Prospectus (as defined below) that was filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the Registration Statement and Joint Proxy Statement/Prospectus are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Other unknown or unpredictable factors also could have a material adverse effect on Apollo's and the Company's business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, neither Apollo nor the Company undertakes (and each of Apollo and the Company expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

2 Disclaimer No Offer or Solicitation This presentation is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. Additional Information Regarding the Transaction and Where to Find It This presentation is being made in respect of the proposed transaction between Apollo and the Company. In connection with the proposed transaction, Apollo filed with the SEC a registration statement on Form S-4 on April 11, 2025, which constitutes a prospectus of Apollo for the issuance of Apollo common stock (the “Registration Statement”) and which also includes a preliminary proxy statement of the Company for the Company stockholder meeting (together with any amendments or supplements thereto, and together with the Registration Statement, the “Joint Proxy Statement/Prospectus”). Each of Apollo and the Company may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Registration Statement or Joint Proxy Statement/Prospectus or any other document that Apollo or the Company may file with the SEC. The definitive Joint Proxy Statement/Prospectus (if and when available) will be mailed to stockholders of the Company. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors can obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus (if and when available) and other documents containing important information about Apollo, the Company and the proposed transaction through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with, or furnished to, the SEC by Apollo will be available free of charge by accessing the Investor Relations section of Apollo's website at https://ir.apollo.com. Copies of the documents filed with, or furnished to, the SEC by the Company will be available free of charge by accessing the Investor Relations section of the Company's website at https://www.bridgeig.com. The information included on, or accessible through, Apollo's or the Company's website is not incorporated by reference into this communication. Participants in the Solicitation Apollo, the Company, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in respect of the proposed transaction. Information about the directors and executive officers of Apollo, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in its Proxy Statement on Schedule 14A, dated April 25, 2025 (the “Apollo Annual Meeting Proxy Statement”), which is filed with the SEC. Any changes in the holdings of Apollo's securities by Apollo's directors or executive officers from the amounts described in the Apollo Annual Meeting Proxy Statement have been or will be reflected in Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”) subsequently filed with the SEC and available at the SEC's website at www.sec.gov. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in its most recent Annual Report on Form 10-K (the “Annual Report”), which is filed with the SEC. Any changes in the holdings of the Company's securities by the Company's directors or executive officers from the amounts described in the Annual Report have been or will be reflected on Forms 3, Forms 4 or Forms 5, subsequently filed with the SEC and available at the SEC's website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement and the Joint Proxy Statement/ Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when available before making any voting or investment decisions.

3 Disclaimer Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. Throughout this presentation, all current period amounts are preliminary and unaudited.

4 GAAP Income Statement GAAP Condensed Consolidated Statements of Operations (Unaudited) Three Months Ended March 31, ($ in thousands, except shares and per share amounts) 2025 2024 Revenues: Fund management fees $ 59,308 $ 61,105 Property management and leasing fees 16,984 19,937 Construction management fees 1,289 1,697 Development fees 1,046 831 Transaction fees 3,193 6,800 Fund administration fees 4,860 5,058 Insurance premiums 5,786 4,697 Other asset management and property income 3,830 2,665 Total revenues 96,296 102,790 Investment income (loss): Performance allocations: realized 4,712 12,969 Performance allocations: unrealized (12,410) (61,670) Total investment loss (7,698) (48,701) Expenses: Employee compensation and benefits 64,860 62,840 Performance allocations compensation: realized 2,827 7,407 Performance allocations compensation: unrealized 1,090 3,178 Loss and loss adjustment expenses 11,345 2,682 Third-party operating expenses 2,674 4,037 General and administrative expenses 28,113 11,349 Depreciation and amortization 4,800 5,437 Total expenses 115,709 96,930 Other (expense) income: Realized and unrealized (losses) gains, net (7,478) (4,230) Interest income 3,853 5,790 Interest expense (6,222) (7,365) Total other expense (9,847) (5,805) Loss before provision for income taxes (36,958) (48,646) Income tax (expense) benefit (645) 11,846 Net loss (37,603) (36,800) Net loss attributable to non-controlling interests in Bridge Investment Group Holdings LLC (13,141) (41,921) Net (loss) income attributable to Bridge Investment Group Holdings LLC (24,462) 5,121 Net loss attributable to non-controlling interests in Bridge Investment Group Holdings Inc. (12,286) (4,697) Net (loss) income attributable to Bridge Investment Group Holdings Inc. $ (12,176) $ 9,818 Financial Results • GAAP Net loss was $37.6 million for the 1st quarter • GAAP Net loss attributable to Bridge Investment Group Holdings Inc. was $12.2 million for the 1st quarter • Loss per share of Class A common stock - basic and diluted was $0.37 for the 1st quarter, which was partially attributed to approximately $17.0 million in transaction costs related to the Merger Agreement.

1ST Quarter 2025 overview

Financial Highlights

($ in MM, except per share data or as noted)	Q1 2025	Q1 2024	YoY Change %	LTM Q1 2025	LTM Q1 2024	YoY Change %
Total Revenue	$96.3	$102.8	(6)%	$405.9	$402.0	1%
Net Loss	$(37.6)	$(36.8)	(2)%	$15.9	$(56.8)	128%
Loss (Income) per share, Basic	$(0.37)	$0.24	(254)%	$(0.52)	$(0.24)	(117)%
Fee Related Earnings ("FRE") to the Operating Company	$24.6	$33.9	(28)%	$127.2	$133.6	(5)%
Distributable Earnings ("DE") of the Operating Company	$17.0	$32.2	(47)%	$113.2	$133.3	(15)%
After-tax DE per share	$0.09	$0.17	(47)%	$0.61	$0.73	(16)%

Key Operating Metrics

	Q1 2025	Q1 2024	YoY Change %	LTM Q1 2025	LTM Q1 2024	YoY Change %
Gross AUM	$49.4 Bn	$48.0 Bn	3%	$49.4 Bn	$48.0 Bn	3%
Fee-Earning AUM	$22.0 Bn	$22.0 Bn	—%	$22.0 Bn	$22.0 Bn	—%
Capital Raised	$0.2 Bn	$0.2 Bn	4%	$1.9 Bn	$1.1 Bn	73%
Capital Deployed	$0.6 Bn	$0.3 Bn	73%	$2.1 Bn	$2.4 Bn	(13)%
Dry Powder	$3.1 Bn	$3.1 Bn	—%	$3.1 Bn	$3.1 Bn	—%
Realized Performance Allocations	$4.7	$13.0	(64)%	$41.0	$51.0	(20)%
Unrealized Accrued Performance Allocations	$327.2	$320.3	2%	$327.2	$320.3	2%

Business Update

- The Company did not declare a quarterly dividend for the quarter ended March 31, 2025. In accordance with the Apollo Merger Agreement, the Company expects to declare and pay a final dividend to the stockholders of the Company in respect of any tax distributions made by the Company prior to the closing of the transactions with Apollo (as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on March 7, 2025).
- At the end of the first quarter of 2025, the Company had $3.1 billion of dry powder, a majority of which is in our real estate equity and credit vehicles.

BRIDGE INVESTMENT GROUP

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6 $25.2 $36.3 $43.3 $47.7 $49.8 $48.0 $49.4 2020 2021 2022 2023 2024 Q1 2024 Q1 2025 Gross Assets Under Management (AUM) ($ in Bn) Fee-Earning Assets Under Management (FEAUM) ($ in Bn) Gross AUM and Fee-Earning AUM ~20% 5-Yr CAGR (1Q’20 vs 1Q’25) $10.2 $13.4 $17.3 $21.7 $22.3 $22.0 $22.0 2020 2021 2022 2023 2024 Q1 2024 Q1 2025 ~20% 5-Yr CAGR (1Q’20 vs 1Q’25)

7 $166 $254 $320 $295 $324 $307 $317 Recurring Fund Management Fee Revenue Catch-up Fund Management Fee Revenue Transaction and Other Fee Revenue 2020 2021 2022 2023 2024 LTM 1Q24 LTM 1Q25 $232 $330 $409 $391 $412 $402 $406 2020 2021 2022 2023 2024 LTM 1Q24 LTM 1Q25 Total Revenues ($ in MM) Fee Related Revenue ($ in MM) Total Revenues and Fee Related Revenue ~12% 5-Yr CAGR (1Q’20 vs 1Q’25) Fund Mgmt. Fees (Recurring & Catch-up): ~18% 5-Yr CAGR (1Q’20 vs 1Q’25) Total Fee Related Revenue: ~15% 5-Yr CAGR (1Q’20 vs 1Q’25) 1 Netted out for placement agent fees (allocated pro rata between recurring and catch-up fund management fees). 1 1

Non-GAAP financial measures

($ in thousands)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024	Last Twelve Months Ended March 31, 2025	Last Twelve Months Ended March 31, 2024
Fund-level fee revenues				
Fund management fees	$ 59,308	$ 61,184	$ 243,905	$ 238,161
Fee related performance revenue	—	—	6,214	—
Transaction fees	3,193	6,800	23,900	24,890
Total net fund-level fee revenues	62,501	67,984	274,019	263,051
Net earnings from Bridge property operators	415	2,737	5,639	10,598
Development fees	1,046	831	3,592	3,414
Fund administration fees	4,860	5,132	17,787	18,765
Other asset management and property income	3,821	2,665	16,410	11,682
Fee Related Revenues	72,643	79,349	317,447	307,510
Cash-based employee compensation and benefits	(41,838)	(39,909)	(164,345)	(147,950)
Net administrative expenses	(7,414)	(6,216)	(25,858)	(25,874)
Fee Related Expenses	(49,252)	(46,125)	(190,203)	(173,824)
Total Fee Related Earnings	23,391	33,224	127,244	133,686
Total Fee Related Earnings attributable to non-controlling interests	1,174	719	(37)	(71)
Total Fee Related Earnings to the Operating Company	24,565	33,943	127,207	133,615
Realized performance allocations and incentive fees	4,712	12,969	34,751	50,950
Realized performance allocations and incentive fees compensation	(2,827)	(7,407)	(18,964)	(13,458)
Net realized performance allocations attributable to non-controlling interests	(653)	(2,448)	(7,231)	(22,014)
Net insurance (loss) income	(5,559)	2,015	(7,728)	5,841
Earnings from investments in real estate[1]	—	—	—	752
Net investment and interest income (expense) and realized gain (loss)	(3,263)	(6,901)	(14,792)	(22,417)
Distributable Earnings attributable to the Operating Company	$ 16,975	$ 32,171	$ 113,243	$ 133,269
Distributable After-Tax Earnings per share of Class A common stock—Basic and Diluted	$ 0.09	$ 0.17	$ 0.61	$ 0.73
Weighted-average shares of Class A common stock outstanding—Basic and Diluted	35,311,240	31,342,979	33,489,705	27,560,273

[1] Earnings from investments in real estate is offset by interest expense related to GP Lenders.

Fee Related Revenues

- Q1 2025 decrease in total net fund-level fee revenues driven by a reduction in management fees due to dispositions in our Credit and Seniors Housing strategies, the conversion of fee basis from invested capital to NAV for Newbury Fund III, which was effective in the third quarter of 2024, as well as the timing of transaction fees from deployment for our Development (Opportunity Zone) and Multifamily strategies

Fee Related Earnings

- Q1 2025 increase in compensation and benefits largely due to merit increases and variable compensation

Distributable Earnings

- Q1 2025 decrease related to timing and amount of realization of performance allocations
- Q1 2025 net insurance loss largely due to claims settled in our captive insurance company during 2025

BRIDGE INVESTMENT GROUP

8

9 $674 $320 $303 $334 $153 $305 $607 $821 $209 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 • $209 million of capital raised in Q1 2025 driven by Credit strategies. • 87% of inflows were institutional and 13% were from individual investors. • $576 million of deployment in Q1 2025 mostly driven by Credit, Multifamily, Seniors Housing and Logistics strategies. • Does not include approximately $277 million of recycled capital activity within Credit strategies. • Fee-earning AUM decreased 1% in Q1 2025 compared to Q4 2024 primarily due to dispositions in our Credit and Seniors Housing strategies. Capital Raised ($ in MM) Fee-earning AUM drivers $43Total AUM: $49 $49 $49 $48 $48 $49 $49 $49 $866 $490 $706 $896 $332 $364 $617 $562 $576 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 $22.2 $22.2 $21.8 $21.7 $22.0 $21.5 $21.8 $22.3 $22.0 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 1 AUM and FEAUM as of Q1 2023 includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023. Deployment ($ in MM) Fee-Earning Assets Under Management ($ in Bn)1

10 Management Fees ($ in MM) Fee related revenue summary Transaction Fees ($ in MM) Fee Related Revenue ($ in MM) • Recurring fund management fees decreased during Q1 2025 compared to Q4 2024 largely attributed to dispositions in Bridge Seniors Housing Fund I. • Catch-up management fees were $0.1 million in Q1 2025 compared to $1.1 million in Q4 2024. • Transaction fees decreased in Q1 2025 compared to Q4 2024 largely due to the timing of deployment in our residential strategies. $2 $5 $10 $4 $7 $6 $6 $8 $3 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 $54 $60 $62 $55 $61 $61 $61 $62 $59 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 $11 $11 $10 $12 $11 $13 $15 $12 $10 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 $67 $76 $81 $71 $79 $80 $82 $82 $73 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 All Other Fees ($ in MM)

11 1 As of March 31, 2025. 2 Weighted-average fund life for closed-end funds as of March 31, 2025. Long duration capital drives fee visibility Fee-Earning AUM1 Multifamily 17% Workforce & Affordable Housing 10% Seniors Housing 5% Single-Family Rental 2% Development 19%Office 1% Logistics 3% Net Lease Income 2% Debt 22% Agency MBS 1% Secondaries 18% Fee-Earning AUM by Remaining Duration1 10+ Years, 3% 7-10 Years, 47% 5-7 Years, 18% 3-5 Years, 16% 0-3 Years, 13% Perpetual, 3% • $0.2 billion of capital raised in Q1 2025, which increased by 36% year-over-year compared to Q1 2024. • Commitments on capital raised in the 1st quarter averaged 8.7 years in duration. • 68% of total FEAUM is greater than 5 years of remaining duration, with a weighted-average FEAUM remaining duration of 6.2 years.2 • Over 97% of FEAUM is in long-term, closed end funds with no redemption features.

12 $29 $34 $37 $29 $33 $35 $32 $37 $23 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Total Revenues & GAAP Net Income (Loss) ($ in MM) Earnings summary Fee Related Earnings & Distributable Earnings attributable to the Operating Company ($ in MM) • Fee Related Earnings to the Operating Company in Q1 2025 decreased 29% quarter over quarter driven by a reduction in transaction fees and fee related performance revenue, coupled with an increase in cash-based compensation and net administrative expenses. • Distributable Earnings to the Operating Company decreased 48% quarter over quarter largely due to the timing and amount of realizations and net insurance loss. Fee Related Earnings & Margin ($ in MM) $91 $99 $106 $94 $103 $105 $102 $103 $96 $(67) $(3) $(18) $1 $(37) $27 $11 $15 $(38) Total Revenues GAAP Net Income (Loss) Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 $31 $35 $36 $29 $34 $36 $32 $34 $25 $33 $35 $41 $25 $32 $35 $28 $33 $17 Fee Related Earnings attributable to Operating Company Distributable Earnings attributable to Operating Company Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 43% 45% 46% 41% 42% 43% 39% 45% 32%Margin:

13 $448 $428 $377 $382 $320 $339 $339 $340 $327 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Performance fee summary Net Unrealized Performance Allocations by Vintage2Accrued Performance Allocations ($ in MM)1 1 Based on fair value one quarter in arrears. 2 As of March 31, 2025. 3 Does not include any carried interest related to Newbury Funds I through V. Performance Fees & Realizations ($ in MM) $3.2 $8.5 $20.2 $9.3 $13.0 $7.1 $10.4 $18.8 $4.7 Net realized performance fees to the Operating Company Gross realized performance fees Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 2015 0.4% 2016 0.5% 2017 20.2% 2018 62.5% Post 2018 14.4% Perpetual 2.0% • Carry-eligible AUM of $18.0 billion3, over 82% of FEAUM. • Accrued performance allocations attributable to the Operating Company is $122.6 million2. • 82% of accrued performance allocations are related to Multifamily Fund IV and Workforce & Affordable Housing Fund I. • Pipeline for future performance-driven Distributable Earnings is significant. • Quarterly realization pace and performance fees will vary based upon market conditions.

Compelling fund-level track record

Closed-End Funds (Investment Period Beginning, Ending Date)	As of March 31, 2025 Investor Levered Net IRR	Investor Unlevered Net IRR
Equity Strategies Funds		
Multifamily		
Bridge Multifamily I (Mar 2009, Mar 2013)	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Apr 2015)	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	18.4 %	17.9 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	11.2 %	11.1 %
Bridge Multifamily V (Jul 2021, to present)[1]	(15.4)%	(14.3)%
Bridge Multifamily Continuation Vehicle (N/A)	15.6 %	15.7 %
Total Multifamily Funds	13.1 %	12.8 %
Workforce & Affordable Housing		
Bridge Workforce Housing I (Aug 2017, Aug 2020)	10.2 %	10.2 %
Bridge Workforce Housing II (Aug 2020, Aug 2024)	(0.6)%	(0.4)%
Total Workforce & Affordable Housing Funds	4.9 %	5.0 %
Seniors Housing		
Bridge Seniors I (Jan 2014, Jan 2018)	(4.1)%	(4.0)%
Bridge Seniors II (Mar 2017, Mar 2020)	(0.8)%	(0.6)%
Bridge Seniors III (Nov 2020, Nov 2024)	6.3 %	6.2 %
Total Seniors Housing Funds	(2.2)%	(2.1)%
Office		
Bridge Office I (Jul 2017, Jul 2020)	***	***
Bridge Office II (Dec 2019, Dec 2022)	(21.3)%	(18.1)%
Total Office Funds	***	***
Secondaries		
Newbury Equity Partners I (Sep 2006, Mar 2013)	8.2 %	8.1 %
Newbury Equity Partners II (Oct 2009, Oct 2015)	14.8 %	14.7 %
Newbury Equity Partners III (Jul 2013, Mar 2019)	13.9 %	12.3 %
Newbury Equity Partners IV (May 2017, Feb 2023)	14.0 %	12.0 %
Newbury Equity Partners V (Nov 2019, to present)	9.8 %	8.3 %
Total Secondaries Funds	11.9 %	11.1 %
Single-Family Rental		
Bridge SFR Predecessor Fund I (Jan 2013, Jan 2015)	15.7 %	15.7 %
Bridge SFR Predecessor Fund II (Jan 2015, Jan 2017)	16.5 %	16.5 %
Bridge SFR Predecessor Fund III (Aug 2019, Aug 2022)	13.4 %	13.4 %
Bridge Single-Family Rental IV (Jan 2022, to present)	9.5 %	9.0 %
Total Single-Family Rental Funds	15.2 %	15.0 %
Logistics Value		
Bridge Logistics Value I (Nov 2021, Dec 2024)	(2.6)%	(1.1)%
Total Logistics Value Fund	(2.6)%	(1.1)%
Opportunity Zone		
Opportunity Zone I (Apr 2019, Dec 2019)	(4.0)%	(3.8)%
Opportunity Zone II (Nov 2019, Jun 2020)	(4.4)%	(4.3)%
Total Opportunity Zone Fund	(4.2)%	(4.0)%
Debt Strategies Funds		
Bridge Debt I (Sep 2014, Sep 2017)	5.9 %	5.9 %
Bridge Debt II (Jul 2016, Jul 2019)	7.1 %	7.0 %
Bridge Debt III (May 2018, May 2021)	8.7 %	8.6 %
Bridge Debt IV (Nov 2020, Nov 2024)	9.3 %	8.9 %
Total Debt Strategies Funds	8.4 %	8.2 %

This is a summary only. Please refer to Appendix for the Notes to Performance Summary on slide 34 for additional information.

- Strong performance by residential housing funds driven by Bridge's vertical integration.
- Excludes performance for funds currently raising capital, including in Logistics, Net Lease Income, Secondaries, Agency MBS, Renewable Energy, Debt and Opportunity Zones.

[1] Bridge Multifamily V is approximately 71% called with approximately $0.6 billion of dry powder available to deploy before the end of the investment period in July 2025.

BRIDGE INVESTMENT GROUP

14

Distributable earnings and capitalization

(Loss) Earnings Per Share of Class A Common Stock - Diluted



$(0.13)
$(0.24)
$(0.04)
$(0.20)
$(0.05)
$(0.11)
$0.04
$(0.15)
$(0.37)
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

After-Tax Distributable Earnings Per Share



$0.19
$0.20
$0.22
$0.14
$0.17
$0.19
$0.15
$0.18
$0.09
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Balance Sheet ($ in MM)
As of March 31, 2025

Assets		
Cash and cash equivalents	$	65.1
Restricted cash		11.1
Marketable securities, at fair value		21.4
Receivables from affiliates		32.6
Notes receivable from affiliates		47.7
Other assets		75.8
Other investments		174.8
Accrued performance allocations		327.2
Intangible assets, net		119.1
Goodwill		233.6
Deferred tax assets, net		74.9
Total assets	$	1,183.3
Liabilities		
Accrued performance allocations compensation	$	58.7
Accrued compensation and benefits		20.0
Accounts payable and accrued expenses		35.1
Due to affiliates		75.2
General Partner Notes Payable, at fair value		2.5
Insurance loss reserves		30.6
Self-insurance reserves		2.7
Line of credit		14.5
Other liabilities		41.3
Notes payable		447.5
Total liabilities	$	728.1

BRIDGE INVESTMENT GROUP

15

Company Overview 16

Bridge Investment Group overview

A leading vertically integrated alternative investment manager, diversified across specialized asset classes

Nationwide, "boots on the ground" team and scalable infrastructure with active asset management, property management, leasing, and construction management

Ranked #13 global private equity real estate firm for fundraising by PERE (June 2024)

Loyal global investor base with ~$15.8Bn of capital raised over the last five years[2]

Track record of strong organic and inorganic growth with proven ability to grow new business lines

Experienced and aligned management team leading a deep and talented organization

Key Stats[1]

$49.4Bn
Gross AUM

~18%
1Q20-1Q25 Recurring Fund Management Fees CAGR[2]

$113.2MM
LTM Q1 2025 Pre-Tax Distributable Earnings

~$700MM
Principal, Employee, and Affiliate Capital Commitments

AUM by Strategy[1]



Credit Strategies
Secondaries 8.8%
Agency MBS 5.6%
Debt 24.2%
Net Lease Income 1.7%
Logistics 3.4%
Office 2.8%
Development 16.2%
Single-Family Rental 2.8%
Seniors Housing 5.0%
Workforce & Affordable Housing 11.9%
Multifamily 17.5%
Equity Strategies

[1] As of March 31, 2025.
[2] From April 1, 2020 through March 31, 2025.

BRIDGE INVESTMENT GROUP

17

18 Bridge’s differentiated approach drives results 1Plus approximately 2,800 professionals employed through a professional employment organization at sites managed by Bridge Senior Living. Data-driven approach to market selection, incorporating intel from our local ~2,250 on the ground colleagues1 and macroeconomic factors and trends to help identify prime growth markets with long-term growth potential. We seek to provide life- enhancing social & community programs at certain real estate assets to advance social and economic mobility, environmental sustainability and equity and inclusion. Citizenship initiatives, including charitable giving and diversity & inclusion are embedded into firm governance and structure. Our vertically integrated model allows us to maintain control over the value chain and promotes knowledge sharing, while also providing quality operating execution at a lower cost. Streamlined platform-wide procurement process provides substantial economies of scale and cost efficiencies.

Appendix 19

20 As of ($ in thousands) March 31, 2025 December 31, 2024 Assets (Unaudited) (Audited) Cash and cash equivalents $ 65,134 $ 90,599 Restricted cash 11,131 11,832 Marketable securities, at fair value 21,397 21,119 Receivables from affiliates 32,599 54,310 Notes receivable from affiliates 47,703 41,878 Other assets 75,754 75,057 Other investments 174,836 181,160 Accrued performance allocations 327,150 339,560 Intangible assets, net 119,053 123,139 Goodwill 233,584 233,584 Deferred tax assets, net 74,913 75,142 Total assets $ 1,183,254 $ 1,247,380 Liabilities and equity Accrued performance allocations compensation $ 58,699 $ 57,610 Accrued compensation and benefits 20,047 53,215 Accounts payable and accrued expenses 35,136 39,188 Due to affiliates 75,159 73,693 General Partner Notes Payable, at fair value 2,455 2,782 Insurance loss reserves 30,582 21,260 Self-insurance reserves 2,695 2,844 Line of credit 14,500 — Other liabilities 41,347 43,565 Notes payable 447,507 447,325 Total liabilities $ 728,127 $ 741,482 Total equity $ 455,127 $ 505,898 Total liabilities and equity $ 1,183,254 $ 1,247,380 GAAP condensed consolidated balance sheets

Appendix

Unaudited Historical Non-GAAP Measures

($ in thousands)	Three Months Ended 3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025
Net income (loss)	$ (67,431)	$ (2,760)	$ (17,894)	$ 677	$ (36,800)	$ 27,494	$ 10,583	$ 15,440	$ (37,603)
Income tax expense (benefit)	(5,844)	7,468	1,107	3,396	(11,846)	9,996	(2,433)	5,779	645
Income (loss) before provision for income taxes	(73,275)	4,708	(16,787)	4,073	(48,646)	37,490	8,150	21,219	(36,958)
Depreciation and amortization	1,093	5,118	5,275	4,873	5,437	4,510	4,997	4,928	4,800
Impact of fund consolidation	—	2,259	1,314	287	335	(2,664)	(710)	(194)	(67)
Less: Unrealized performance allocations	107,025	19,284	50,940	(4,519)	61,670	(18,533)	(612)	(93)	12,410
Plus: Unrealized performance allocations compensation	(14,670)	(4,649)	1,788	6,961	3,178	(1,150)	759	1,273	1,090
Less: Unrealized (gains) losses, net	(1,493)	1,368	(1,113)	6,512	1,868	4,859	4,043	(421)	7,509
Plus: Other (income) expenses, net	—	—	—	2,112	—	—	—	1,437	—
Plus: Share-based compensation	9,360	11,119	10,655	9,694	11,810	12,732	10,624	13,072	11,250
Plus: Transaction and non-recurring costs	4,118	—	80	4,562	642	424	2,848	761	17,316
Less: Net realized performance allocations attributable to non-controlling interests	(619)	(5,066)	(10,280)	(4,220)	(2,448)	(1,608)	(862)	(4,108)	(653)
Less: Cash income attributable to non-controlling interests in subsidiaries	1,856	865	(1,074)	(5,041)	(1,675)	(573)	(1,008)	(5,322)	278
Distributable Earnings attributable to the Operating Company	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171	$ 35,487	$ 28,229	$ 32,552	$ 16,975
Realized performance allocations and incentive fees	(3,162)	(8,466)	(20,225)	(9,290)	(12,969)	(7,063)	(5,398)	(17,578)	(4,712)
Realized performance allocations and incentive fees compensation	1,732	498	2,713	2,840	7,407	3,748	3,154	9,235	2,827
Net realized performance allocations to non-controlling interests	619	5,066	10,280	4,220	2,448	1,608	862	4,108	653
Net insurance (income) loss	(2,409)	(1,801)	(1,701)	(324)	(2,015)	(1,969)	1,611	2,527	5,559
(Earnings) losses from investments in real estate	—	(215)	(537)	—	—	—	—	—	—
Net investment and interest (income) expense and realized (gain) loss	697	5,006	4,711	5,799	6,901	4,072	3,900	3,557	3,263
Plus: Fee related income attributable to non-controlling interests in subsidiaries	(1,856)	(865)	1,074	581	(719)	(924)	(110)	2,245	(1,174)
Total Fee Related Earnings	$ 29,016	$ 34,229	$ 37,113	$ 29,120	$ 33,224	$ 34,959	$ 32,248	$ 36,646	$ 23,391
Total Fee Related Earnings attributable to non-controlling interests	1,856	865	(1,074)	(581)	719	924	110	(2,245)	1,174
Total Fee Related Earnings attributable to the Operating Company	$ 30,872	$ 35,094	$ 36,039	$ 28,539	$ 33,943	$ 35,883	$ 32,358	$ 34,401	$ 24,565

BRIDGE INVESTMENT GROUP

21

Appendix

Unaudited Historical Non-GAAP Measures

($ in thousands)	Three Months Ended 3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025
Fund-level fee revenues									
Fund management fees	$ 53,849	$ 60,353	$ 61,584	$ 55,040	$ 61,184	$ 61,193	$ 61,106	$ 62,298	$ 59,308
Fee related performance revenue	—	—	—	—	—	—	5,036	1,178	—
Transaction fees	2,377	4,682	9,679	3,729	6,800	6,404	6,279	8,024	3,193
Total net fund-level fee revenues	56,226	65,035	71,263	58,769	67,984	67,597	72,421	71,500	62,501
Net earnings from Bridge property operators	3,243	2,828	2,142	2,891	2,737	1,778	951	2,495	415
Development fees	335	1,337	247	999	831	828	896	822	1,046
Fund administration fees	4,177	4,304	4,556	4,773	5,132	4,653	4,300	3,974	4,860
Other asset management and property income	2,797	2,636	3,289	3,092	2,665	5,514	3,906	3,169	3,821
Fee Related Revenues	66,778	76,140	81,497	70,524	79,349	80,370	82,474	81,960	72,643
Cash-based employee compensation and benefits	(31,623)	(35,248)	(37,275)	(35,518)	(39,909)	(38,715)	(44,779)	(39,013)	(41,838)
Net administrative expenses	(6,139)	(6,663)	(7,109)	(5,886)	(6,216)	(6,696)	(5,447)	(6,301)	(7,414)
Fee Related Expenses	(37,762)	(41,911)	(44,384)	(41,404)	(46,125)	(45,411)	(50,226)	(45,314)	(49,252)
Total Fee Related Earnings	29,016	34,229	37,113	29,120	33,224	34,959	32,248	36,646	23,391
Total Fee Related Earnings attributable to non-controlling interests	1,856	865	(1,074)	(581)	719	924	110	(2,245)	1,174
Total Fee Related Earnings to the Operating Company	30,872	35,094	36,039	28,539	33,943	35,883	32,358	34,401	24,565
Realized performance allocations and incentive fees	3,162	8,466	20,225	9,290	12,969	7,063	5,398	17,578	4,712
Realized performance allocations and incentive fees compensation	(1,732)	(498)	(2,713)	(2,840)	(7,407)	(3,748)	(3,154)	(9,235)	(2,827)
Net realized performance allocations attributable to non-controlling interests	(619)	(5,066)	(10,280)	(4,220)	(2,448)	(1,608)	(862)	(4,108)	(653)
Net insurance income	2,409	1,801	1,701	324	2,015	1,969	(1,611)	(2,527)	(5,559)
Earnings from investments in real estate	—	215	537	—	—	—	—	—	—
Net investment and interest income (expense) and realized gain (loss)	(697)	(5,006)	(4,711)	(5,799)	(6,901)	(4,072)	(3,900)	(3,557)	(3,263)
Distributable Earnings attributable to the Operating Company	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171	$ 35,487	$ 28,229	$ 32,552	$ 16,975

BRIDGE INVESTMENT GROUP

22

Appendix

Unaudited Historical Reconciliation of Non-GAAP Distributable Earnings per Share

($ in thousands, except per share and per share amounts)	Three Months Ended 3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025
Numerator:									
Distributable Earnings ("DE") attributable to the Operating Company	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171	$ 35,487	$ 28,229	$ 32,552	$ 16,975
Less: DE attributable to non-controlling interests in the Operating Company	(25,230)	(26,436)	(30,665)	(18,704)	(22,734)	(24,812)	(19,723)	(22,728)	(11,590)
DE attributable to Bridge Investment Group Holdings Inc.	8,165	8,570	10,133	6,590	9,437	10,675	8,506	9,824	5,385
Less: Income allocated to participating Restricted Shares	(1,917)	(1,998)	(2,393)	(1,445)	(2,177)	(2,372)	(1,796)	(2,039)	(1,143)
DE available to common shareholders	6,248	6,572	7,740	5,145	7,260	8,303	6,710	7,785	4,242
Income tax benefit (expense)	(1,562)	(1,643)	(1,935)	(1,286)	(1,815)	(2,076)	(1,678)	(1,946)	(1,061)
After-tax DE available to common shareholders	$ 4,686	$ 4,929	$ 5,805	$ 3,859	$ 5,445	$ 6,227	$ 5,033	$ 5,839	$ 3,181
Denominator:									
Weighted-average shares of Class A Common stock outstanding—Basic and Diluted	25,068,319	25,143,289	25,956,587	27,798,236	31,342,979	32,461,347	32,991,925	33,194,308	35,311,240
After-Tax Non-GAAP Distributable Earnings Per Share	$ 0.19	$ 0.20	$ 0.22	$ 0.14	$ 0.17	$ 0.19	$ 0.15	$ 0.18	$ 0.09

BRIDGE INVESTMENT GROUP

23

Appendix

Unaudited Historical Non-GAAP to GAAP Reconciliation

($ in thousands)	Three Months Ended								
	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025
Realized performance allocations and incentive fees	$ 3,162	$ 8,466	$ 20,225	$ 9,290	$ 12,969	$ 7,063	$ 5,398	$ 17,578	$ 4,712
Fee related performance revenue	—	—	—	—	—	—	5,036	1,178	—
Incentive fees	—	(41)	—	—	—	—	—	—	—
Performance allocations, realized	$ 3,162	$ 8,425	$ 20,225	$ 9,290	$ 12,969	$ 7,063	$ 10,434	$ 18,756	$ 4,712
Cash-based employee compensation and benefits	$ 31,623	$ 35,248	$ 37,275	$ 35,518	$ 39,909	$ 38,715	$ 44,779	$ 39,013	$ 41,838
Compensation expense of Bridge property operators	10,195	10,009	10,627	9,546	11,121	11,234	11,743	10,288	11,772
Share-based compensation	9,360	11,119	10,655	9,694	11,810	12,732	10,624	13,072	11,250
Fee related performance revenue compensation expense	—	—	—	—	—	—	(3,011)	(707)	—
Employee compensation and benefits	$ 51,178	$ 56,376	$ 58,557	$ 54,758	$ 62,840	$ 62,681	$ 64,135	$ 61,666	$ 64,860
Realized performance allocations and incentive compensation	$ 1,732	$ 498	$ 2,713	$ 2,840	$ 7,407	$ 3,748	$ 3,154	$ 9,235	$ 2,827
Incentive fees compensation	—	(3)	(1)	—		—	—	—	—
Fee related performance revenue compensation expense	—	—	—	—	—	—	3,011	707	—
Performance allocations compensation, realized	$ 1,732	$ 495	$ 2,712	$ 2,840	$ 7,407	$ 3,748	$ 6,165	$ 9,942	$ 2,827
Administrative expenses, net of Bridge property operators	$ 6,139	$ 6,663	$ 7,109	$ 5,886	$ 6,216	$ 6,696	$ 5,447	$ 6,301	$ 7,414
Administrative expenses of Bridge property operators	3,636	3,976	4,304	3,924	3,738	3,090	3,477	3,656	3,421
Transaction and non-recurring costs	4,118	—	80	4,562	642	424	2,850	762	17,316
Impact of fund consolidation	—	2,233	649	926	753	(813)	568	11	(38)
General and administrative expenses	$ 13,893	$ 12,872	$ 12,142	$ 15,298	$ 11,349	$ 9,397	$ 12,342	$ 10,730	$ 28,113
Unrealized gains (losses)	$ 1,493	$ (1,368)	$ 1,113	$ (6,512)	$ (1,868)	$ (4,859)	$ (4,043)	$ 421	$ (7,509)
Net investment and interest income (expense) and realized gain (loss)	(697)	(5,006)	(4,711)	(5,799)	(6,901)	(4,072)	(3,900)	(3,557)	(3,263)
Other income (expense), net	—	—	—	(2,112)	—	—	—	(1,437)	—
Impact of fund consolidation	—	—	(334)	867	571	1,666	1,390	205	29
Non-FRE income attributable to non-controlling interest in subsidiaries	—	—	—	4,461	2,393	1,497	1,118	3,078	896
Total other expense	$ 796	$ (6,374)	$ (3,932)	$ (9,095)	$ (5,805)	$ (5,768)	$ (5,435)	$ (1,290)	$ (9,847)
Cash income attributable to non-controlling interests in subsidiaries	$ (1,856)	$ (865)	$ 1,074	$ 581	$ (719)	$ (924)	$ (632)	$ 2,103	$ (1,174)
Non-cash income attributable to non-controlling interest in subsidiaries	(434)	(607)	(374)	(2,861)	(3,319)	(3,370)	(1,666)	2,407	(4,168)
Non-FRE income attributable to non-controlling interest in subsidiaries	—	—	1,845	4,461	2,393	1,497	1,118	3,078	896
Impact of fund consolidation	—	(1,607)	(792)	(512)	(582)	866	(533)	—	—
Realized performance allocations attributable to non-controlling interests	619	5,066	10,280	4,220	2,448	1,608	1,384	4,250	653
Unrealized performance allocations attributable to non-controlling interests	(54,578)	(6,173)	(31,991)	(5,396)	(42,142)	14,148	78	(52)	(9,348)
Net loss attributable to non-controlling interests in Bridge Investment Group Holdings LLC	$ (56,249)	$ (4,186)	$ (19,958)	$ 493	$ (41,921)	$ 13,825	$ (251)	$ 11,786	$ (13,141)

BRIDGE INVESTMENT GROUP

24

25 Appendix Unaudited Historical Non-GAAP to GAAP Reconciliation Three Months Ended ($ in thousands) 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 9/30/2024 12/31/2024 3/31/2025 Cash income attributable to non-controlling interests in subsidiaries $ (1,856) $ (865) $ 1,074 $ 581 $ (719) $ (924) $ (632) $ 2,103 $ (1,174) Non-controlling interests - Realized Carry Open-Ended — — — — — — 522 142 1 Total Fee Related Earnings attriubtable to non-controlling interests $ (1,856) $ (865) $ 1,074 $ 581 $ (719) $ (924) $ (110) $ 2,245 $ (1,173) Realized performance allocations attributable to non-controlling interests $ 619 $ 5,066 $ 10,280 $ 4,220 $ 2,448 $ 1,608 $ 1,384 $ 4,250 $ 653 Non-controlling interests - Realized Carry Open-Ended — — — — — — (522) (142) (1) Net realized performance allocations attributable to non-controlling interests $ 619 $ 5,066 $ 10,280 $ 4,220 $ 2,448 $ 1,608 $ 862 $ 4,108 $ 652

26 Appendix AUM Roll Forward (Unaudited) FEAUM Roll Forward (Unaudited) ($ in millions) Three Months Ended March 31, 2025 LTM March 31, 2025 Balance as of beginning of period $22,306 $21,953 Increases (capital raised/deployment)4 397 2,039 Changes in fair market value 6 28 Decreases (liquidations/other)5 (727) (2,038) FEAUM as of end of period $21,982 $21,982 % Change (1.5) % 0.1% 1 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 2 Distributions / return of capital generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 3 Change in fair value and acquisitions generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 4 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee earning when raised or deployed, respectively, including any reinvestments in our open-ended vehicles. 5 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. ($ in millions) Three Months Ended March 31, 2025 LTM March 31, 2025 Balance as of beginning of period $49,845 $48,029 New capital / commitments raised1 216 1,880 Distributions / return of capital2 (531) (1,908) Change in fair value and acquisitions3 (180) 1,349 AUM as of end of period $49,350 $49,350 % Change (1.0) % 2.8%

Appendix

FEAUM by Fund (Unaudited)

($ in millions)	March 31, 2025	March 31, 2024
Bridge Debt Strategies Fund IV	$ 2,427	$ 2,774
Bridge Multifamily Fund V	2,239	2,239
Newbury Equity Partners Fund V	1,951	1,951
Bridge Opportunity Zone Fund IV	1,476	1,476
Bridge Workforce Fund II	1,429	1,373
Newbury Equity Partners Fund IV	1,408	1,408
Bridge Multifamily Fund IV	1,315	1,370
Bridge Opportunity Zone Fund III	997	1,019
Bridge Debt Strategies Fund V	873	87
Bridge Debt Strategies Fund III	792	840
Bridge Seniors Housing Fund II	782	782
Bridge Opportunity Zone Fund V	550	550
Bridge Workforce Fund I	496	545
Bridge Opportunity Zone Fund I	482	482
Bridge Logistics U.S. Venture II	454	40
Bridge Seniors Housing Fund I	364	615
Bridge Opportunity Zone Fund II	351	408
Newbury Equity Partners Fund III	348	883
Bridge Debt Strategies IV JV Partners	317	475
Bridge Logistics U.S. Venture I	297	305
Bridge Net Lease Industrial Income Fund	277	299
Bridge Agency MBS Fund	258	277
Tamina Homes, Inc	240	—
Bridge Opportunity Zone Fund VI	235	191
Bridge Debt Strategies Fund II	234	246
Bridge Single-Family Rental Fund IV	233	233
Newbury Equity Partners Fund VI	232	200
Bridge Workforce Fund III	222	—
Bridge Multifamily Continuation Fund	190	190
Bridge Office III JV Partners	92	92
Bridge Debt Strategies III JV Partners	79	125
Bridge Office Fund II	76	163
Bridge Seniors Housing Fund III	57	68
Bridge Industrial Real Estate Income Trust	56	—
Bridge Office I JV Partners	51	51
Bridge Single-Family Rental Fund III	32	32
Bridge Solar Energy Development Fund I	24	16
Bridge Debt Strategies II JV Partners	17	117
Bridge Office II JV Partners	9	21
Bridge Debt Strategies V JV Partners	8	10
Bridge Workforce II JV Partners	7	—
Bridge Solar I JV Partners	5	—
Total FEAUM	$ 21,982	$ 21,953

BRIDGE INVESTMENT GROUP

27

28 Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q1 2025 GAAP Shares of Common Stock Outstanding 35,355,675 Unvested Participating Shares of Common Stock 9,340,583 Total Participating Shares of Common Stock 44,696,258 Participating Partnership Units 96,236,604 Unvested Participating Partnership Units 185,917 Total Shares Outstanding 141,118,779

29 Appendix Reconciliation of GAAP Loss per Share to Distributable Earnings per Share Q1 2025 ($ in thousands, except per share data) Amount Weighted- Average Shares Outstanding Amount per Share Net income (loss) available to Common Shareholders $ (13,218) 35,311,240 $(0.37) Add: Income (loss) allocated to unvested Participating Shares of Restricted Stock 1,042 Net (loss) income attributable to Bridge Investment Group Holdings Inc. $ (12,176) 44,820,373 $(0.27) Net income attributable to non-controlling interests in Operating Company (12,286) Net (loss) income attributable to non-controlling interests in subsidiaries of Operating Company (13,141) Net loss $ (37,603) 141,281,227 $(0.27) Income tax benefit (expense) (645) Loss before provision for income taxes $ (36,958) 141,281,227 $(0.26) Depreciation and amortization 4,800 Impact of fund consolidation (67) Less: Unrealized performance allocations 12,410 Plus: Unrealized performance allocations compensation 1,090 Less: Unrealized (gains) losses, net 7,509 Plus: Other (income) expenses, net — Plus: Share-based compensation 11,250 Plus: Transaction and non-recurring costs 17,316 Less: Net realized performance allocations attributable to non-controlling interests (653) Less: Cash income attributable to non-controlling interests in subsidiaries 278 Distributable Earnings attributable to the Operating Company $ 16,975 141,281,227 $0.12 Less: DE attributable to non-controlling interests in the Operating Company 11,590 96,460,854 $0.12 Distributable Pre-Tax Earnings attributable to Bridge Investment Group Holdings Inc. $ 5,385 44,820,373 $0.12 Less: Income allocated to participating Restricted Shares 1,143 Distributable Pre-Tax Earnings available to Common Shareholders $ 4,242 35,311,240 $0.12 Less: Income tax expense 1,061 Distributable After-Tax Earnings available to Common Shareholders $ 3,181 35,311,240 $0.09

30 Appendix Profits Interests • 2019 profits interests converted on January 1, 2022 • 2020 profits interests converted on January 1, 2023 • 2021 profits interests converted on July 1, 2023 • Resulted in a reduction in non-controlling interest and an increase in Net Income to the Operating Company. • Resulted in an increase in share count; however, expected to be antidilutive to public shareholders. Performance Income • The Operating Company receives 24% to 40% of the gross performance allocations. Non-Controlling Interests ($ in thousands) For Three Months Ended March 31, 2025 NON-GAAP FINANCIAL MEASURES Total Fund Management Performance income Fund-level fee revenues Fund management fees $ 59,308 $ 59,308 $ — Transaction fees 3,193 3,193 — Total net fund-level fee revenues 62,501 62,501 — Net earnings from Bridge property operators 415 415 — Development fees 1,046 1,046 — Fund administration fees 4,860 4,860 — Other asset management and property income 3,821 3,821 — Fee Related Revenues 72,643 72,643 — Cash-based employee compensation and benefits (41,838) (41,838) — Net administrative expenses (7,414) (7,414) — Fee Related Expenses (49,252) (49,252) — Total Fee Related Earnings 23,391 23,391 — Total Fee Related Earnings attributable to non-controlling interests 1,174 1,696 (522) Total Fee Related Earnings to the Operating Company 24,565 25,087 (522) Realized performance allocations and incentive fees 4,712 — 4,712 Realized performance allocations and incentive fees compensation (2,827) — (2,827) Net realized performance allocations attributable to non-controlling interests (653) — (653) Net insurance income (5,559) (5,559) — Net investment and interest income (expense) and realized gain (loss) (3,263) (3,263) — Distributable Earnings Attributable to the Operating Company $ 16,975 $ 16,265 $ 710

31 Appendix Composition of Fund Management Fees ($ in MM)

Appendix

Investment Performance Summary - As of March 31, 2025 ($ in MM)

Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Cumulative Fund Committed Capital[2]	Unreturned Drawn Capital plus Accrued Pref[3]	Total Investment-Level: Cumulative Investment Invested Capital[4]	Realized Investment Value[5]	Unrealized Investment Value[6]	Unrealized Investment MOIC[7]	Total Investment Fair Value[8]	Total Investment MOIC[9]	Fund-Level Returns: Investor Levered Net IRR[10]	Investor Unlevered Net IRR[11]
Equity Strategies Funds										
Multifamily										
Bridge Multifamily I (Mar 2009, Mar 2013)	$ 124	$ —	$ 150	$ 280	$ —	N/A	$ 280	1.87x	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Apr 2015)	596	—	605	1,264	—	N/A	1,264	2.09x	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	912	—	904	2,004	—	N/A	2,004	2.22x	18.4 %	17.9 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	1,590	1,641	1,544	670	2,129	1.77x	2,799	1.81x	11.2 %	11.1 %
Bridge Multifamily V (Jul 2021, to present)	2,257	1,824	1,452	76	1,081	0.80x	1,157	0.80x	(15.4)%	(14.3)%
Bridge MF Continuation Vehicle (N/A)	201	229	188	5	247	1.34x	252	1.34x	15.6 %	15.7 %
Total Multifamily Funds[12]	$ 5,680	$ 3,694	$ 4,842	$ 4,300	$ 3,457	1.28x	$ 7,757	1.60x	13.1 %	12.8 %
Workforce & Affordable Housing										
Bridge Workforce Housing I (Aug 2017, Aug 2020)	$ 619	$ 523	$ 602	$ 411	$ 706	1.78x	$ 1,117	1.86x	10.2 %	10.2 %
Bridge Workforce Housing II (Aug 2020, Aug 2024)	1,741	1,726	1,480	189	1,400	1.07x	1,589	1.07x	(0.6)%	(0.4)%
Total Workforce & Affordable Housing Funds[12]	$ 2,360	$ 2,249	$ 2,082	$ 600	$ 2,106	1.26x	$ 2,706	1.30x	4.9 %	5.0 %
Secondaries Funds										
Newbury Equity Partners I (Sep 2006, Mar 2013)	$ 702	$ —	$ 631	$ 1,044	$ 11	1.63x	$ 1,054	1.67x	8.2 %	8.1 %
Newbury Equity Partners II (Oct 2009, Oct 2015)	1,024	—	860	1,532	77	1.74x	1,609	1.87x	14.8 %	14.7 %
Newbury Equity Partners III (Jul 2013, Mar 2019)	1,102	—	989	1,425	368	1.79x	1,794	1.81x	13.9 %	12.3 %
Newbury Equity Partners IV (May 2017, Feb 2023)	1,447	671	1,297	1,002	1,394	1.88x	2,396	1.85x	14.0 %	12.0 %
Newbury Equity Partners V (Nov 2019, to present)	2,000	1,567	1,716	379	1,989	1.37x	2,367	1.38x	9.8 %	8.3 %
Total Secondaries Funds[12]	$ 6,275	$ 2,238	$ 5,494	$ 5,382	$ 3,839	1.64x	$ 9,221	1.68x	11.9 %	11.1 %
Seniors Housing										
Bridge Seniors I (Jan 2014, Jan 2018)	$ 578	$ 930	$ 809	$ 543	$ 226	0.74x	$ 769	0.95x	(4.1)%	(4.0)%
Bridge Seniors II (Mar 2017, Mar 2020)	820	983	822	398	515	1.16x	913	1.11x	(0.8)%	(0.6)%
Bridge Seniors III (Nov 2020, Nov 2024)	48	46	35	5	46	1.49x	51	1.49x	6.3 %	6.2 %
Total Seniors Housing Funds[12]	$ 1,446	$ 1,959	$ 1,666	$ 946	$ 787	1.01x	$ 1,733	1.04x	(2.2)%	(2.1)%
Office										
Bridge Office I (Jul 2017, Jul 2020)	$ 573	$ 800	$ 643	$ 218	$ 21	0.39x	$ 239	0.37x	***	***
Bridge Office II (Dec 2019, Dec 2022)	208	249	251	84	102	0.74x	186	0.74x	(21.3)%	(18.1)%
Total Office Funds[12]	$ 781	$ 1,049	$ 894	$ 302	$ 123	0.56x	$ 425	0.48x	***	***

Please refer to the Notes to Performance Summary for additional information.

BRIDGE INVESTMENT GROUP

32

Appendix

Investment Performance Summary - As of March 31, 2025 ($ in MM)

Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Cumulative Fund Committed Capital[2]	Unreturned Drawn Capital plus Accrued Pref[3]	Total Investment-Level: Cumulative Investment Invested Capital[4]	Total Investment-Level: Realized Investment Value[5]	Total Investment-Level: Unrealized Investment Value[6]	Total Investment-Level: Unrealized Investment MOIC[7]	Total Investment-Level: Total Investment Fair Value[8]	Total Investment-Level: Total Investment MOIC[9]	Fund-Level Returns: Investor Levered Net IRR[10]	Fund-Level Returns: Investor Unlevered Net IRR[11]
Equity Strategies Funds (Continued)										
Single-Family Rental										
Bridge SFR Predecessor Fund I (Jan 2013, Jan 2015)	$ 51	$ —	$ 47	$ 165	$ —	N/A	$ 165	3.53x	15.7 %	15.7 %
Bridge SFR Predecessor Fund II (Jan 2015, Jan 2017)	90	—	81	233	—	N/A	233	2.88x	16.5 %	16.5 %
Bridge SFR Predecessor Fund III (Aug 2019, Aug 2022)	34	46	31	19	47	2.15x	66	2.15x	13.4 %	13.4 %
Bridge Single-Family Rental IV (Jan 2022, to present)	150	183	150	9	202	1.39x	211	1.41x	9.5 %	9.0 %
Total Single Family Funds[12]	$ 324	$ 228	$ 309	$ 426	$ 249	1.53x	$ 675	2.19x	15.2 %	15.0 %
Opportunity Zone										
Opportunity Zone I (Apr 2019, Dec 2019)	$ 509	$ 713	$ 551	$ 64	$ 438	0.91x	$ 502	0.91x	(4.0)%	(3.8)%
Opportunity Zone II (Nov 2019, Jun 2020)	441	608	452	26	369	1.01x	396	0.88x	(4.4)%	(4.3)%
Total Opportunity Zone Fund[12]	$ 950	$ 1,321	$ 1,003	$ 91	$ 807	0.95x	$ 898	0.90x	(4.2)%	(4.0)%
Logistics Value										
Bridge Logistics Value I (Nov 2021, Dec 2024)	$ 336	$ 387	$ 309	$ —	$ 309	1.00x	$ 309	1.00x	(2.6)%	(1.1)%
Total Logistics Value Fund[12]	$ 336	$ 387	$ 309	$ —	$ 309	1.00x	$ 309	1.00x	(2.6)%	(1.1)%
Debt Strategies Funds										
Bridge Debt I (Sep 2014, Sep 2017)	$ 132	$ —	$ 219	$ 264	$ —	N/A	$ 264	1.21x	5.9 %	5.9 %
Bridge Debt II (Jul 2016, Jul 2019)	1,002	234	2,854	3,097	160	1.01x	3,257	1.14x	7.1 %	7.0 %
Bridge Debt III (May 2018, May 2021)	1,624	753	7,033	7,060	731	1.16x	7,791	1.11x	8.7 %	8.6 %
Bridge Debt IV (Nov 2020, Nov 2024)	2,888	2,597	11,056	9,631	2,420	1.23x	12,051	1.09x	9.3 %	8.9 %
Total Debt Strategies Funds[12]	$ 5,646	$ 3,584	$ 21,162	$ 20,052	$ 3,311	1.20x	$ 23,363	1.10x	8.4 %	8.2 %

Please refer to the Notes to Performance Summary for additional information.

BRIDGE INVESTMENT GROUP

33

34 Notes to Performance Summary Appendix The investment performance presented herein is intended to illustrate the performance of investments held by the funds and other vehicles we manage and the potential for which is relevant to the performance-based fees to Bridge. Other than the Investor Unlevered Net IRR and the Investor Levered Net IRR numbers presented herein, the cash flows in the investment performance do not reflect the cash flows used in presentations of fund performance due to the fund level expenses, reserves, and reinvested capital. (1) Closed-End Funds represented herein does not include performance for (i) certain Opportunity Zone funds with investments which have not been marked-to-market, and (ii) funds that are currently raising capital, including our open-ended funds. Each fund identified contemplates all associated parallel and feeder limited partnerships in which investors subscribe and accordingly share common management. All intercompany accounts and transactions have been eliminated in the combined presentation. Values and performance presented herein are the combined investor returns gross of any applicable legal entity taxes. (2) Cumulative Fund Committed Capital represents total capital commitments to the fund (excluding joint ventures or separately managed accounts). (3) Unreturned Drawn Capital + Accrued Pref represents the amount the fund needs to distribute to its investors as a return of capital and a preferred return before the General Partner is entitled to receive performance fees or allocations from the fund. (4) Cumulative Investment Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of investments). This figure will differ from Cumulative Paid-In Capital, which represents the total contributions or drawn down commitments from all investors since inception. (5) Realized Investment Value represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds. (6) Unrealized Investment Value represents the estimated liquidation values that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Unrealized Investment Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Unrealized Investment Fair Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months. (7) Unrealized Investment MOIC represents the Multiple on Invested Capital (“MOIC”) for Total Investment Fair Value associated with unrealized investments before management fees, fund level expenses and carried interest, divided by Cumulative Investment Invested Capital attributable to those unrealized investments. (8) Total Investment Fair Value represents the sum of Realized Investment Value and Unrealized Investment Value, before management fees, expenses and carried interest. (9) Total Investment MOIC represents MOIC for Total Investment Fair Value divided by Cumulative Investment Invested Capital. (10) Investor Levered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions) and cash outflows (distributions) and the remaining fair value, net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee-paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. This return may differ from actual investor level returns due to timing, variance in fees paid by investors, and other investor-specific investment costs such as taxes. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, IRRs may be amplified by fund leverage and early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (11) Investor Unlevered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions and drawdowns on fund lines of credit) and cash outflows (distributions and repayments on fund lines of credit) and the remaining fair value (after removing outstanding balances on fund lines of credit), net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee- paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, this IRR may be amplified by early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (12) Any composite returns presented herein do not represent actual returns received by any one investor and are for illustrative purposes only. Composite performance is based on actual cash flows of the funds within a strategy over the applicable timeframes and are prepared using certain assumptions. Each fund has varied investment periods and investments were made during different market environments; past performance of prior funds within a strategy is not a guarantee of future results. Fund investors generally pay fees based on a defined percentage of total commitments during the investment period and invested capital thereafter, but some fund investors may pay fees based on invested capital for the life of the fund according to the applicable governing documents. Additional information on the calculation of this composite performance, including applicable assumptions and supporting data, can be made available promptly upon request. *** Indicates a negative return that results in an IRR that is incalculable. The returns for Total Office Funds are not presented because Bridge Office I is incalculable.

35 Glossary Assets Under Management Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles and those of Bridge affiliates), plus (c) the fair value of the assets of any REITs managed by our affiliates, including Bridge Investment Group Industrial Real Estate Income Trust (“BIGi”). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers, and differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in making resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, income (loss) from consolidated fund investments, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, cash income attributable to non-controlling interests, charges (credits) related to corporate actions and non-recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further in our most recent annual report on Form 10-K and quarterly report of Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Key Components of our Results of Operations—Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Dry Powder Dry Powder represents of uncalled committed capital that is available for investment. Fee-Earning AUM Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are included in our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability to generate profits from fee- based revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments, net interest (interest income less interest expense), net realized gain (loss), income (loss) from consolidated fund investments, and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers.

36 Glossary (cont'd) Fee Related Expenses Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, expenses from consolidated fund investments, and expenses attributable to non-controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the consolidated and combined statements of operations. Fee Related Revenues Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues includes fund management fees, transaction fees net of any third-party operating expenses, fee related performance revenue, net earnings from Bridge property operators, development fees, fund administration fees, and other asset management and property income. Fee related performance revenue is comprised of performance-based fees earned by our general partners from open-end funds. These fees are generally based on the investment returns, subject to preferred returns and/or high-watermarks, for the applicable measurement period of the open-end fund. Fee related performance revenues are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums and income (loss) from consolidated fund investments. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund Management Fees Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Operating Company Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide an array of asset management services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are structured to pay fees.